SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: January 15, 2004
(Date of earliest event reported)

MACK-CALI REALTY CORPORATION
(Exact name of Registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

1-13274 (Commission File No.)	22-3305147 (I.R.S. Employer Identification No.)

11 Commerce Drive, Cranford, New Jersey 07016
(Address of Principal Executive Offices) (Zip Code)

(908) 272-8000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 6.   Resignations of Registrant’s Directors.

        On January 15, 2004, Earle I. Mack resigned from the Board of Directors of Mack-Cali Realty Corporation (the “Company”). David Mack was appointed by the Board of Directors of the Company to fill the unexpired vacancy of Earle I. Mack’s term as a Class II director, which term shall expire in May 2005.

In connection with the foregoing, the Company hereby files the following document.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press Release of Mack-Cali Realty Corporation dated January 15, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2004	MACK-CALI REALTY CORPORATION By: /s/ Roger W. Thomas —————————————— Roger W. Thomas Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press Release of Mack-Cali Realty Corporation dated January 15, 2004.